Exhibit 99.1

ASTROTECH REPORTS SECOND QUARTER OF FISCAL YEAR 2024 FINANCIAL RESULTS

Austin, Texas – February 12, 2024 – Astrotech Corporation (Nasdaq: ASTC) (the “Company” or “Astrotech”) reported its financial results for the second quarter of fiscal year 2024, which ended December 31, 2023.

Financial Highlights & Recent Developments

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Year-to-date revenue totaled $1,540 thousand compared to $301 thousand in the comparative period in the prior year. This represents an increase of 512%. The growth was predominantly due to the Company successfully delivering on two previously announced purchase orders for TRACER 1000™ explosive trace detectors (ETDs) to customers in Romania.

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Astrotech’s consolidated balance sheet remains strong with $37 million in cash and liquid investments, which are anticipated to support our research and development, organic growth, and potential acquisition targets.

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Year-to-date fiscal year 2024 gross margin increased to 46% from 38% during the comparative period in the prior year, as we continue to benefit from the further refining and ruggedizing of our equipment.

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After the end of the quarter, 1st Detect reentered detection and non-detection testing with the U.S. Transportation Security Administration (TSA) for cargo security. Successful completion of TSA cargo detection testing is the final step to be listed on the Air Cargo Screening Technology List as an “approved” device.  If approved, we believe the TRACER 1000 will be approved for cargo security screening sales in the United States.

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Pro-Control, Inc. (Pro-Control) was launched December 12, 2023, and is focused on applying the Astrotech Mass Spectrometer Technology™ (AMS Technology) in chemical manufacturing process control applications developed by AgLAB.  The Pro-Control Maximum Value Process™ and the Pro-Control-1000™ mass spectrometer are designed to test, measure and increase potency, purity and weight yields in the chemical manufacturing processes.

●	Production and sales efforts continue for the AgLAB 1000-D2™, which utilizes the Maximum Value Process™. We exhibited it at this year’s MJ BizCon held late in the second quarter of fiscal year 2024.

“Fiscal year 2024 continued with strong sales at 1st Detect as we successfully fulfilled our two significant Tracer 1000 orders,” stated Thomas B. Pickens, III, Astrotech’s Chairman, Chief Executive Officer, and Chief Technology Officer. “We are gaining traction with the checkpoint market, especially with those customers looking to the future, by bringing the world’s first ECAC approved mass spectrometer ETD to their airports. Our ruggedized ETD brings the selectivity of a mass spectrometer to the checkpoint, and our customers have reported less false alarms while using our ETD compared to traditional IMS machines. This requires little to no additional training normally associated with using a traditional mass spectrometer.  Further, the Pro-Control subsidiary was launched late this quarter and we look forward to introducing Pro-Control to chemical manufacturers who are using vacuum distillation,” stated Thomas B. Pickens, III.

About Astrotech Corporation

Astrotech (Nasdaq: ASTC) is a mass spectrometry company that launches, manages, and commercializes scalable companies based on its innovative core technology through its wholly owned subsidiaries. 1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. AgLAB is developing chemical analyzers for use in the agriculture market. BreathTech is developing a breath analysis tool to provide early detection of lung diseases. Pro-Control is developing the mass spectrometry technology for use in chemical manufacturing processes. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

About the AgLAB-1000™, the BreathTest-1000™ and the Pro-Control-1000™

This press release contains information about our new products under development, AgLAB-1000, BreathTest-1000 and Pro-Control-1000. Product development involves a high degree of risk and uncertainty, and there can be no assurance that our new products will be successfully developed, achieve their intended benefits, receive full market authorization, or be commercially successful. In addition, FDA approval will be required to market BreathTest-1000 in the United States. Obtaining FDA approval is a complex and lengthy process, and there can be no assurance that FDA approval for BreathTest-1000 will be granted on a timely basis or at all.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the adverse impact of inflationary pressures, including significant increases in fuel costs, global economic conditions and events related to these conditions, including the ongoing wars in Ukraine and the middle east and the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. While we do not intend to directly harvest, manufacture, distribute or sell cannabis or cannabis products, we may be detrimentally affected by a change in enforcement by federal or state governments and we may be subject to additional risks in connection with the evolving regulatory area and associated uncertainties. Any such effects may give rise to risks and uncertainties that are currently unknown or amplify others mentioned herein. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact: Jaime Hinojosa, Chief Financial Officer, Astrotech Corporation, (512) 485-9530

Tables follow

ASTROTECH CORPORATION

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue	$1,115	$263	$1,540	$301
Cost of revenue	583	155	825	187
Gross profit	532	108	715	114
Operating expenses:
Selling, general and administrative	2,022	1,558	3,668	3,200
Research and development	1,578	1,364	3,450	2,492
Total operating expenses	3,600	2,922	7,118	5,692
Loss from operations	(3,068)	(2,814)	(6,403)	(5,578)
Other income and expense, net	427	396	850	631
Net loss	$(2,641)	$(2,418)	$(5,553)	$(4,947)
Weighted average common shares outstanding:
Basic and diluted	1,631	1,613	1,631	1,613
Basic and diluted net loss per common share:
Net loss per common share	$(1.62)	$(1.50)	$(3.40)	$(3.07)
Other comprehensive loss, net of tax:
Net loss	$(2,641)	$(2,418)	$(5,553)	$(4,947)
Available-for-sale securities:
Net unrealized loss	325	(2)	270	(370)
Total comprehensive loss	$(2,316)	$(2,420)	$(5,283)	$(5,317)

ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31,	June 30,
	2023	2023
	(Unaudited)	(Note)
Assets
Current assets
Cash and cash equivalents	$11,096	$14,208
Short-term investments	26,183	27,919
Accounts receivable	294	225
Inventory, net:
Raw materials	1,530	1,379
Work-in-process	275	243
Finished goods	260	373
Income tax receivable	—	1
Prepaid expenses and other current assets	426	365
Total current assets	40,064	44,713
Property and equipment, net	2,546	2,670
Operating lease right-of-use assets, net	191	262
Other assets, net	30	30
Total assets	$42,831	$47,675
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	567	546
Payroll related accruals	817	633
Accrued expenses and other liabilities	621	1,170
Lease liabilities, current	309	316
Total current liabilities	2,314	2,665
Accrued expenses and other liabilities, net of current portion	91	—
Lease liabilities, net of current portion	152	291
Total liabilities	2,557	2,956
Commitments and contingencies
Stockholders’ equity
Convertible preferred stock, $0.001 par value, 2,500,000 shares authorized; 280,898 shares of Series D issued and outstanding at December 31, 2023 and June 30, 2023	—	—
Common stock, $0.001 par value, 250,000,000 shares authorized at December 31, 2023 and June 30, 2023, respectively; 1,712,045 and 1,692,045 shares issued at December 31, 2023 and June 30, 2023, respectively; 1,701,729 and 1,681,729 outstanding at December 31, 2023 and June 30, 2023, respectively	190,643	190,643
Treasury shares, 10,316 at December 31, 2023 and June 30, 2023, respectively	(119)	(119)
Additional paid-in capital	81,839	81,002
Accumulated deficit	(230,907)	(225,354)
Accumulated other comprehensive loss	(1,182)	(1,453)
Total stockholders’ equity	40,274	44,719
Total liabilities and stockholders’ equity	$42,831	$47,675

Note: The condensed consolidated balance sheet at June 30, 2023, has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by the United States generally accepted accounting principles for complete financial statements.